                                                              Exhibit EX-99.12.a

[GRAPHIC OMITTED: STRADLEY RONON LOGO]       Stradley Ronon Stevens & Young, LLP
                                                        2600 One Commerce Square
                                                    Philadelphia, PA  19103-7098
                                                          Telephone 215.564.8000
                                                                Fax 215.564.8120
                                                               wwww.stradley.com

                                  July 17, 2006

Board of Trustees
Delaware Group Tax-Free Fund
2005 Market Street
Philadelphia, PA  19103

     Re:  Plan of  Reorganization  made as of the  13th  day of July  2006  (the
          "Plan"),  by Delaware Group  Tax-Free Fund (the "Trust"),  a statutory trust  created  under the laws of the State of Delaware,  on behalf of its two series,  Delaware  Tax-Free  USA Fund  ("Acquiring  Fund") and
          Delaware Tax-Free Insured Fund ("Acquired Fund")

Gentlemen:

     You have  requested  our  opinion  concerning  certain  federal  income tax consequences  of the  reorganization  of Acquired  Fund (the  "Reorganization"), which will consist of: (i) the  acquisition by Acquiring  Fund of  substantially all of the property, assets and goodwill of Acquired Fund in exchange solely for
(a) shares of beneficial interest,  without par value, of Acquiring Fund - Class
A ("Acquiring Fund Class A Shares"), (b) shares of beneficial interest,  without par value,  of Acquiring Fund - Class B ("Acquiring  Fund Class B Shares"),  (c)
shares of beneficial  interest,  without par value,  of Acquiring Fund - Class C
("Acquiring  Fund Class C Shares"  and,  together  with  Acquiring  Fund Class A
Shares and Acquiring Fund Class B Shares,  the "Acquiring Fund Shares" which are voting  securities);  (ii) the distribution of (a) Acquiring Fund Class A shares to the  holders  of  Acquired  Fund - Class A  shares  ("Acquired  Fund  Class A
Shares"),  (b)  Acquiring  Fund Class B Shares to the holders of Acquired Fund -
Class B Shares ("Acquired Fund Class B Shares"),  and (c) Acquiring Fund Class C
Shares to the holders of Acquired Fund - Class C shares  ("Acquired Fund Class C
Shares" and,  together with Acquired Fund Class A Shares and Acquired Fund Class
B Shares, the "Acquired Fund Shares"),  according to their respective  interests in complete  liquidation of Acquired Fund; and (iii) the dissolution of Acquired
Fund as soon as  practicable  after the closing  (the  "Closing"),  all upon and subject to the terms and conditions of this Plan hereinafter set forth.

     In rendering our opinion,  we have reviewed and relied upon:  (a) the Plan, made as of the 13th day of July, 2006, by the Trust, on behalf of Acquiring Fund and Acquired Fund; (b) the proxy materials  provided to shareholders of Acquired
Fund in connection  with a Special Meeting of shareholders of Acquired Fund held on June 29, 2006; (c) certain representations concerning the Reorganization made to us by the Trust on behalf of Acquiring Fund and

Board of Trustees, Delaware Group Tax-Free Fund
July 17, 2006

Acquired  Fund, in a letter dated July 17, 2006 (the  "Representation  Letter");
(d) all other  documents,  financial and other reports and corporate  minutes we deemed relevant or appropriate; and (e) such statutes, regulations,  rulings and decisions  as we deemed  material  in  rendering  this  opinion.  All terms used herein, unless otherwise defined, are used as defined in the Plan.

     For purposes of this opinion,  we have assumed that  Acquired  Fund, on the
Closing of the Reorganization, satisfies, and immediately following the Closing,
Acquiring Fund will continue to satisfy, the requirements of Subchapter M of the
Internal Revenue Code of 1986, as amended (the "Code"),  for  qualification as a regulated investment company.

     Based on the foregoing,  and provided the  Reorganization is carried out in accordance with the applicable  laws of the State of Delaware,  the terms of the
Plan and the statements in the  Representation  Letter with regard to matters of fact, it is our opinion that:

     1. The acquisition by Acquiring Fund of substantially  all of the assets of
Acquired Fund as provided for in the Plan in exchange  solely for Acquiring Fund
Shares,  followed by the  distribution  by Acquired Fund to its  shareholders of
Acquiring Fund Shares in complete  liquidation of Acquired Fund, will qualify as a  reorganization  within  the  meaning of Section  368(a)(1)  of the Code,  and
Acquired  Fund and Acquiring  Fund each will be a "party to the  reorganization"
within the meaning of Section 368(b) of the Code.

     2. No gain or loss will be recognized by Acquired Fund upon the transfer of substantially  all of its  assets  to  Acquiring  Fund in  exchange  solely  for
Acquiring Fund Shares pursuant to Section 361(a) and Section 357(a) of the Code.

     3. No gain or loss will be recognized by Acquiring Fund upon the receipt by it of  substantially  all of the assets of Acquired Fund in exchange  solely for
Acquiring Fund Shares pursuant to Section 1032(a) of the Code.

     4. No  gain  or  loss  will  be  recognized  by  Acquired  Fund  upon   the
distribution   of  Acquiring  Fund  Shares  to  its   shareholders  in  complete
liquidation  of Acquired  Fund (in  pursuance  of the Plan)  pursuant to Section
361(c)(1) of the Code.

     5. The basis of the assets of Acquired Fund received by Acquiring Fund will be the same as the basis of these assets to Acquired Fund  immediately  prior to the exchange pursuant to Section 362(b) of the Code.

     6. The holding  period of the assets of Acquired Fund received by Acquiring
Fund will include the period during which such assets were held by Acquired Fund pursuant to Section 1223(2) of the Code.

     7. No gain or loss will be recognized by the  shareholders of Acquired Fund upon the  exchange  of their  Acquired  Fund  Shares for  Acquiring  Fund Shares
(including fractional shares to which they may be entitled), pursuant to Section
354(a) of the Code.

Board of Trustees, Delaware Group Tax-Free Fund
July 17, 2006

     8. The basis of  Acquiring  Fund  Shares  received by the  shareholders  of
Acquired Fund (including  fractional  shares to which they may be entitled) will be the same as the basis of Acquired Fund Shares exchanged  therefor pursuant to
Section 358(a)(1) of the Code.

     9. The holding period of Acquiring Fund Shares received by the shareholders of Acquired  Fund  (including  fractional  shares to which they may be entitled)
will include the holding period of Acquired Fund Shares  surrendered in exchange therefor, provided that Acquired Fund Shares were held as a capital asset on the
Closing of the Reorganization pursuant to Section 1223(1) of the Code.

     10. Acquiring Fund will succeed to and take into account, as of the date of the transfer as defined in Section  1.381(b)-1(b)  of the income tax regulations
issued  by  the  United  States   Department  of  the  Treasury  (the  "Treasury
Regulations"),  the items of Acquired  Fund  described in Section  381(c) of the
Code, subject to the conditions and limitations  specified in Sections 381, 382,
383 and 384 of the Code and the Treasury Regulations.

     Our opinion is based upon the Code,  the applicable  Treasury  Regulations, the present positions of the Internal Revenue Service (the "Service") as are set
forth  in   published   revenue   rulings   and  revenue   procedures,   present
administrative positions of the Service, and existing judicial decisions, all of which are subject to change either  prospectively  or  retroactively.  We do not undertake to make any continuing analysis of the facts or relevant law following the Closing of the Reorganization.

     Our opinion is conditioned  upon the performance by the Trust, on behalf of
Acquiring  Fund and Acquired  Fund,  of their  undertakings  in the Plan and the
Representation  Letter.  Our opinion is limited to the transactions  incident to the Reorganization  described herein, and no opinion is rendered with respect to
(i) any other  transaction  or (ii) the effect,  if any,  of the  Reorganization
(and/or the transactions  incident thereto) on any other transaction  and/or the effect, if any, of any such other transaction on the Reorganization.

     This opinion is being  rendered to the Trust,  on behalf of Acquiring  Fund and  Acquired  Fund,  and  may be  relied  upon  only  by  such  funds  and  the shareholders of each. We hereby consent to the use of this opinion as an exhibit to the Registration Statement of Acquiring Fund on Form N-14, and any amendments thereto,  covering the  registration  of the shares of Acquiring  Fund under the
Securities Act of 1933, as amended, to be issued in the Reorganization.

                                      Very truly yours,

                                      STRADLEY, RONON, STEVENS & YOUNG, LLP

                                      By:   By:   /s/ William S. Pilling, III
                                            William S. Pilling, III, a partner